Exhibit 99.1

WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

Q THERAPEUTICS, INC.

The undersigned, being a majority of the stockholders of Q Therapeutics, Inc. a Delaware Corporation (the “Corporation”), acting by written consent without a meeting pursuant to Section 228 of the Delaware General Corporation Law do hereby consent to the adoption of the following resolutions and direct that this consent be filed with the minutes of the proceedings of the stockholders of the Corporation:

WHEREAS, the Board of Directors of the Corporation have recommended that the stockholders of the Corporation approve certain corporate actions related to the election of directors to the Corporation’s Board of Directors, and certain amendments to the Corporation’s 2011 Equity Incentive Compensation Plan;

WHEREAS, in connection with the approval of such matters, the undersigned stockholders of the Corporation wish to take action by written consent in lieu of an annual or special meeting of stockholders to, among other things, elect the members of the Board of Directors and amend and restate the Corporation’s 2011 Equity Incentive Compensation Plan.

NOW, THEREFORE, BE IT:

ELECTION OF DIRECTORS BY STOCKHOLDERS

RESOLVED, that the following individuals are hereby elected as directors of the Corporation for a term ending when a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal:

Deborah A. Eppstein, Ph.D.

Peter Grebow Ph.D

Peter Barton Hutt

Hunter Jackson, Ph.D.

Diane Jorkasky M.D.

Dinesh C. Patel, Ph.D.

Linda F. Powers;

APPROVAL OF AMENDMENTS TO EQUITY INCENTIVE PLAN

RESOLVED, that the Corporation’s 2011 Equity Incentive Compensation Plan (the “2011 Plan”) be amended and restated as set forth in Appendix A hereto, with such amendments including the following:

•	That sections 4.1 (a), (b), (c), and (d) be amended to provide that the maximum aggregate number of Shares that may be granted pursuant to awards under the 2011 Plan in any one fiscal year to any one participant under each of such sections shall be increased from 250,000 to 3,000,000 Shares.

•	That section 6.7 of the 2011 Plan be amended to provide that should a participant cease to be an employee, director or consultant of the Corporation as a result of retiring from service to the Corporation then such participant shall have a period of at least 12 months or such longer period as the Board or a committee of the Board shall authorize, to exercise an equity award made to such participant under the 2011 Plan.

•	That section 16.1(a) of the 2011 Plan which prohibits the repricing, replacement or regranting of an equity award that effectively results in reducing the exercise price or grant price of the award without stockholder approval be deleted in its entirety.

•	That section 3.2 Authority of the Committee of the 2011 Plan be amended to provide that in addition to the authority and power provided to the Committee under that section, the Committee shall also have the authority and power to amend any term or condition of any outstanding Award, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that (i) such term or condition as amended is permitted by the 2011 Plan; (ii) any such amendment shall not impair the rights of a Participant under any Award previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Committee determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and pursuant to Section 409A of the Code.

•	That the foregoing amendments to the 2011 Plan shall be effective as of January 1, 2014.

GENERAL AUTHORITY

RESOLVED: That the officers of the Corporation, and each of them hereby is, authorized and directed, for and on behalf of the Corporation and in its name, to do or cause to be done any and all such other acts and things and to execute and deliver any and all such further documents as he, she or they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions, the taking of any such actions or the execution or delivery of any such documents by such officer or officers to be conclusive evidence that the same were authorized by this resolution.

RESOLVED: That any and all actions heretofore or hereinafter taken on behalf of the Corporation by any of said persons within the terms of the foregoing resolutions be, and hereby are, approved, adopted, ratified and confirmed, as the acts and deeds of the Corporation.

[SIGNATURE PAGE FOLLOWS]

This Written Consent may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and it shall be filed with the records of the meetings of the stockholders of the Corporation and shall constitute, for all purposes, votes at an annual meeting of such stockholders.

STOCKHOLDER:

Print / Type Name of Stockholder of Record:

By:
(signature)

Name:

Title:

Date:

Address:

Phone:

Email:

APPENDIX A

TO

Q THERAPEUTICS, INC.

STOCKHOLDER WRITTEN CONSENT

Amended and Restated 2011 Equity Incentive Compensation Plan